UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 16, 2010

LED POWER GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 150 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2010, LED Power Group, Inc. (the “Company”), entered into a Rescission Agreement with Trussnet Capital Partners (HK) Ltd. (“TCP”), Trussnet Capital Partners (Cayman) Ltd. (“Trussnet Cayman”) and Coach Capital, LLC (the “Rescission Agreement”), whereby the Company agreed to the rescission of the Assignment and Assumption Agreement between the Company and TCP, dated January 12, 2009 (the “Assignment Agreement”), and certain agreements related thereto.  Pursuant to the terms of the Assignment Agreement, the Company had been assigned all of TCP’s rights, title and interest in certain intellectual property relating to the production of LED products.  In consideration of the rescission of the Assignment Agreement, TCP and Trussnet Cayman have agreed to surrender for cancellation and relinquish any and all ownership interests in 225,000 shares of common stock of the Company issued in connection with the Assignment Agreement and TCP has further agreed to pay $350,000, in the form of shares of Series A common stock of China Tel Group, Inc., equal to $350,000 divided by the volume-weighted average closing price of such shares on the Over the Counter Bulletin Board quotation system for the ten day period preceding August 16, 2010.  The Rescission Agreement is attached to this report as Exhibit 10.1.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 1.02	Termination of a Material Definitive Agreement.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the rescission of the Assignment Agreement is incorporated into this Item 1.02 in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.1
Rescission Agreement dated August 16, 2010, by and between LED Power Group, Inc. (f.k.a. LED Power, Inc.), Trussnet Capital Partners (HK) Ltd., Trussnet Capital Partners (Cayman) Ltd., and Coach Capital, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LED POWER GROUP, INC.

Date: August 19, 2010	By:	/s/ John J. Lennon
John J. Lennon
President, Secretary, Treasurer and Director